SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: April 8, 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



    Nevada                 000-29217                   95-4721385
----------------           ---------                   ----------
(State or other           (Commission                 (IRS Employer
jurisdiction of            File Number)                Identification No.)
incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
-----------------------------------------                     -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 846-2500

 Not Applicable
(Former name or former address, if changed since last report.)

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Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.


Item 4.  Changes in Accountants


On April 4, 2003, in an email addressed to the controller of the registrant, Lichter, Weil & Associates, independent auditors to the registrant, resigned.


During the past two years the audited financial statements of the registrant prepared by Lichter, Weil & Associates contained an opinion that expressed that certain conditions indicated the Company may be unable to continue as a going concern.

The Audit Committee of the Board of Directors has approved the change of the accountant and is currently conducting a search for new auditors.

During the past two years there has been no disagreement with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.


In March 2003, the former accountant advised the registrant of the need to expand the scope of its audit, that unsubstantiated information had come to the accountant's attention during the time period covered by the audit then under way, that if further investigated, may have caused it to question management's representations or the information contained within its financial statements. Due to the accountant's resignation, the accountant did not so expand the scope of its audit or conduct such further investigation.

Item 5.  Other Events and Regulation FD Disclosure

                     None.

Item 6.  Resignation of Directors

                       None.


Item 7.  Financial Statements Pro Forma Financial & Exhibits

                   None.


Item 8.  Changes In Fiscal Year

                   None.

Item 9.  Regulation FD Disclosures

         See Items 1, 5 and 6, above.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 8, 2003                        Accesspoint corporation
      -------------------



                                    By:


                                    -----------------------------------------
                                    William R. Barber
                        President